As filed with the Securities and Exchange Commission on April 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	36-1124040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Wacker Drive

Chicago, IL 60606-7147

(312) 621-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian L. Glassberg, Esq.

Executive Vice President, General Counsel and Secretary

GATX Corporation

233 South Wacker Drive

Chicago, IL 60606-7147

(312) 621-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David S. Bakst

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020-1001

(212) 506-2500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

GATX Corporation

Debt Securities

We may offer and sell our debt securities from time to time in one or more offerings. In this prospectus, we describe generally the terms of these debt securities, which may consist of senior securities or subordinated securities. We will describe the specific terms of the debt securities that we offer in a supplement or supplements to this prospectus at the time of each offering. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement and if applicable, pricing supplements, that relate to that offering.

Please see beginning on page 5 for a discussion of risk factors you should consider in connection with a purchase of the debt securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the shelf registration process. Under this shelf process, the debt securities described in this prospectus may be sold in one or more separate offerings. We provide information to you about these securities in three documents that progressively provide more detail:

1. This prospectus, which contains general information that may or may not apply to each offering of securities.

2. The applicable prospectus supplement, which will contain more specific information than this prospectus and may also add, update or change information contained in this prospectus. To the extent information differs from this prospectus, you should rely on the different information in the applicable prospectus supplement.

3. The pricing supplement, if applicable, will provide final details about a specific offering and the terms of the offered securities, including their price. To the extent information differs from this prospectus or the prospectus supplement, you should rely on the different information in the pricing supplement.

You should read both this prospectus and any prospectus supplement or pricing supplement together with any additional information described under the heading “Where You Can Find More Information” below to learn more about us and the securities offered.

References in this prospectus to “GATX,” “Company,” “we,” “us” and “our” refer to GATX Corporation and its consolidated subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed under “Risk Factors” in our other filings with the SEC, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•	a significant decline in customer demand for our transportation assets or services, including as a result of:

•	prolonged inflation or deflation

•	high interest rates

•	weak macroeconomic conditions

•	weak market conditions in our customers’ businesses

•	adverse changes in the price of, or demand for, commodities

•	changes in railroad operations, efficiency, pricing and service offerings, including those related to “precision scheduled railroading” or labor strikes or shortages

•	changes in, or disruptions to, supply chains

•	availability of pipelines, trucks, and other alternative modes of transportation

•	changes in conditions affecting the aviation industry, including global conflicts, geographic exposure and customer concentrations

•	customers’ desire to buy, rather than lease, our transportation assets

•	other operational or commercial needs or decisions of our customers

•	inability to maintain our transportation assets on lease at satisfactory rates and term length due to oversupply of assets in the market or other changes in supply and demand

•	competitive factors in our primary markets, including existing or new competitors with significantly lower costs of capital

•	higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•	events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure

•	financial and operational risks associated with long-term purchase commitments for transportation assets

•	reduced opportunities to generate asset remarketing income

•	inability to successfully consummate and manage ongoing acquisition and divestiture activities

•	reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses

•	potential obsolescence of our assets

•	risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties, or trade barriers affecting our activities in the countries where we do business

•	failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees

•	inability to attract, retain, and motivate qualified personnel, including key management personnel

•	inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

•	exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets

•	changes in, or failure to comply with, laws, rules, and regulations

•	environmental liabilities and remediation costs

•	operational, functional and regulatory risks associated with climate matters, severe weather events and natural disasters

•	U.S. and global political conditions and the impact of increased geopolitical tension and wars on domestic and global economic conditions in general, including supply chain challenges and disruptions

•	prolonged inflation or deflation

•	fluctuations in foreign exchange rates

•	deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•	inability to obtain cost-effective insurance

•	changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans

•	inadequate allowances to cover credit losses in our portfolio

•	asset impairment charges we may be required to recognize

•	inability to maintain effective internal control over financial reporting and disclosure controls and procedures

•	the occurrence of a widespread health crisis and the impact of measures taken in response

Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

GATX CORPORATION

GATX is a leading global railcar lessor, owning fleets in North America, Europe, and India. In addition, through GATX Engine Leasing (“GEL”), our wholly owned aircraft spare engine leasing business, and our joint ventures with Rolls-Royce plc (or affiliates thereof, collectively “Rolls-Royce”), we own one of the largest aircraft spare engine lease portfolios in the world. We report our financial results through three primary business segments: Rail North America, Rail International, and Engine Leasing (previously named Portfolio Management).

Rail North America is composed of our operations in the United States, Canada, and Mexico. Rail North America primarily provides railcars pursuant to full-service leases under which it maintains the railcars, pays ad valorem taxes, and provides other ancillary services. Rail North America also owns a fleet of locomotives, consisting of four-axle and six-axle locomotives, which are leased primarily to regional and short-line railroads and industrial users. Rail North America operates an extensive network of maintenance facilities in the United States and Canada dedicated to performing safe, timely, efficient, and high-quality railcar maintenance services for customers.

Rail International is composed of our operations in Europe (“GRE”), India (“Rail India”), and until January 31, 2023 Russia. GRE primarily leases railcars to customers throughout Europe pursuant to full-service leases under which it maintains the railcars and provides value-added services according to customer requirements. GRE operates a maintenance facility in Ostróda, Poland that performs significant repairs, regulatory compliance and modernization work for our owned railcars, and assembles railcars for GRE’s fleet. Rail India primarily leases railcars to customers in India pursuant to net leases, under which the lessee assumes responsibility for maintenance of the railcars.

In 2024, we changed the name of our Portfolio Management business segment to Engine Leasing to reflect the prospective operations of this business segment. Historically, this business segment included marine operations from our liquefied gas-carrying vessels. As of December 31, 2023, we had sold all of our marine assets and no longer have any marine operations. The segment is now almost entirely composed of our engine leasing operations, which include our ownership interest in the Rolls-Royce & Partners Finance affiliates, a group of joint ventures with Rolls-Royce that lease aircraft spare engines, and GEL, our business that directly owns aircraft spare engines that are leased to airline customers or employed in an engine capacity agreement.

General

We are a New York corporation founded in 1898. Our principal executive offices are located at 233 South Wacker Drive, Chicago, Illinois 60606-7147. Our telephone number is (312) 621-6200.

RISK FACTORS

Investing in our debt securities involves risks. Before purchasing any securities offered, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as applicable, together with all of the other information included in this prospectus and any prospectus supplements and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm or otherwise impact our financial condition, results of operations or cash flows. See also “Disclosure Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any, we will use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer in the future, to which a future prospectus supplement and pricing supplement, if any, may relate. At the time that we offer debt securities, we will describe in the prospectus supplement and pricing supplement, if any, that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

We expect to issue debt securities consisting of senior securities and subordinated securities. The senior securities are to be issued under an indenture between GATX and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee. The subordinated securities are to be issued under a separate indenture between GATX and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee. Forms of the indentures for the senior securities and the subordinated securities are included as exhibits to the registration statement to which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indentures. Our discussion of indenture provisions is not complete. You should read the indentures for a more complete understanding of the provisions we describe.

The aggregate principal amount of debt securities that we may issue under each of the indentures is unlimited.

General

The indentures provide that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. The senior securities will rank equally and ratably with the other senior indebtedness of GATX. The subordinated securities will be subordinated and junior in right of payment to certain indebtedness of GATX to the extent set forth in the applicable prospectus supplement and pricing supplement, if any.

Each prospectus supplement and pricing supplement, if any, relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•	the date or dates on which the debt securities will mature;

•

the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

•

the payment dates on which interest, if any, on the debt securities will be payable, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid;

•	any mandatory or optional sinking fund or analogous provisions;

•

each office or agency where, subject to the terms of the indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

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the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of GATX or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000;

•	any index used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary;

•	the terms of subordination applicable to any series of subordinated securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures.

Any such prospectus supplement and pricing supplement, if any, will also describe any special provisions for the payment of additional amounts with respect to the debt securities of such series.

Except where specifically described in the applicable prospectus supplement and pricing supplement, if any, the indentures do not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of GATX in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement and pricing supplement, if any, any special United States federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement and pricing supplement, if any.

Book Entry System

According to the indentures, so long as the depositary’s nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement and pricing supplement, if any, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indentures. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement and pricing supplement, if any.

Unless otherwise provided in the prospectus supplement and pricing supplement, if any, the global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or other successor depositary appointed by us (DTC or such other depositary is referred to in this prospectus as the “depositary”) and registered in the name of the depositary or its nominee. The global security will bear a legend regarding the restrictions on exchange and registration of transfer referred to below and any other matters as may be provided for in the indentures. Debt securities will not be issued in definitive form unless the prospectus supplement and pricing supplement, if any, states otherwise.

No global security may be exchanged for registered debt securities, and no transfer of a global security may be registered in the name of any person other than the depositary or its nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary as required by the indentures; or

•	there exist any other circumstances described in the applicable prospectus supplement and pricing supplement, if any.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

DTC advises that it is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking S.A. (“Clearstream, Luxembourg”) advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear System.

When we issue debt securities represented by a global security, purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except when use of the book-entry system for the debt securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

When the depositary, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indentures. Except as described above, beneficial owners:

•	will not be entitled to have debt securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered the owners or holders of the global security or any debt securities represented by the global security for any purpose under the indentures.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC provides an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of any principal of and interest on the debt securities represented by the global security registered in the name of the depositary or its nominee will be made by us through the trustee or a paying agent, which may also be the trustee, to the depositary or its nominee as the registered owner of the global security. Neither we, the trustee, nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We have been advised that DTC will credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, the paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of GATX or the paying agent, disbursement of those payments to direct participants shall be the responsibility of DTC and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

The information in this section concerning the depositary and the depositary’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules of the relevant European international clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants will be required to deliver instructions directly to Clearstream, Luxembourg or the Euroclear System, as the case may be.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Form, Exchange and Transfer

We will issue the debt securities of each series only in registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement and pricing supplement, if any, only in denominations of $1,000 and integral multiples thereof.

Holders may, at their option, but subject to the terms of the indentures and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations that apply to global securities, holders may exchange debt securities as provided above. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement and pricing supplement, if any. We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities are to be partially redeemed, we will not be required to:

•

issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of the selection for redemption of the debt securities of the applicable series and ending on the close of business on the day of such selection; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. If the debt securities do not remain in book entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date. If we default in paying interest on a debt security, we will pay such interest either:

•	on a special record date between 10 and 15 days before the payment; or

•	in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading.

We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate. We may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. We have designated the corporate trust office of the trustee as our sole paying agent for payments on the debt securities. Any other paying agents initially designated by us for the debt securities will be named in the applicable prospectus supplement and pricing supplement, if any. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Any money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to us at our request.

Subordination

We may issue subordinated securities from time to time in one or more series under the subordinated indenture. Our subordinated securities will be subordinated and junior in right of payment to certain other indebtedness of GATX to the extent set forth in the applicable prospectus supplement and pricing supplement, if any.

Certain Covenants of GATX with Respect to Senior Securities

In this section we describe the principal covenants that will apply to the senior securities unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any.

Limitation on Liens. The senior securities offered hereby are not secured by mortgage, pledge or other lien. We have covenanted that neither we nor any Restricted Subsidiary (which the indenture relating to the senior securities defines as any subsidiary which is a consolidated subsidiary, in accordance with generally accepted accounting principles) will subject any of our property, tangible or intangible, real or personal, to any lien unless the senior securities are secured equally and ratably with other indebtedness thereby secured. Specifically excluded from this covenant are liens existing on the date of the indenture, as well as certain other liens, and the extension, renewal or replacement of those liens including without limitation:

(a)	Liens on any property provided that the creditor has no recourse against GATX or any Restricted Subsidiary except recourse to such property or proceeds of any sale or lease of such property;

(b)

Liens on property existing at the time of acquisition (including acquisition through merger or consolidation) or given in connection with financing the purchase price or cost of construction or improvement of property so long as the financing is completed within 180 days of the acquisition (or 18 months in the case of rail equipment, marine equipment, transportation-related containers and certain information technology assets);

(c)	Liens securing certain intercompany indebtedness;

(d)	A banker’s lien or right of offset;

(e)	Liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure any contingent liability of GATX;

(f)	Liens on sublease interests held by GATX if those liens are in favor of the person leasing the property subject to the sublease to GATX;

(g)	Various specified governmental liens and deposits;

(h)	Various other liens not incurred in connection with the borrowing of money (including purchase money indebtedness) or the obtaining of advances or credit;

(i)

Liens incurred in connection with securing performance of letters of credit, bids, tenders, appeal and performance bonds not incurred in connection with the borrowing of money or obtaining of advances or payment of the deferred purchase price of property; and

(j)

Other liens not permitted by any of the preceding clauses on property, provided no such lien shall be incurred pursuant to clause (j) if the aggregate amount of indebtedness secured by liens incurred pursuant to clause (j) subsequent to the date of the indenture, including the lien proposed to be incurred, would exceed 20% of Net Tangible Assets (which the indenture relating to the senior securities defines as the total assets of GATX less (x) current liabilities and (y) intangible assets).

Satisfaction and Discharge

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of debt securities.

Merger and Consolidation

Each indenture provides that we may not consolidate or merge with or into any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless we are the continuing corporation or successor corporation, or the successor or transferee corporation is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all of our obligations under the applicable indenture and, immediately after giving effect to the consolidation, merger, sale or conveyance, we or the successor or transferee corporation will not be in default of the performance of any covenant or condition in the indenture.

Modification and Waiver

The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	Change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

•	Reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•	Change the place or currency of any payment of principal or interest on any debt security;

•	Impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	Reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under each indenture.

Events of Default, Waiver and Notice

An event of default with respect to any debt security of any series is defined in each indenture as being:

•	Default in payment of any interest on or any additional amounts payable in respect of any debt security of that series which remains uncured for a period of 30 days;

•

Default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

•

Our default in the performance or breach of any other covenant or agreement in respect of the debt securities of such series in each indenture which shall not have been remedied for a period of 90 days after notice;

•	Certain events regarding our bankruptcy, insolvency and reorganization; and

•	Any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and pricing supplement, if any.

Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee considers it in the interest of the holders of the debt securities of such series to do so.

Each indenture provides also that:

•

If an event of default due to the default in payment of principal of, or interest on, any series of debt securities, or because of our default in the performance or breach of any other covenant or agreement applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal of all debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

•

If the event of default resulting from our default in the performance of any other of the covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture or certain events of bankruptcy, insolvency and reorganization shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable indenture and shall not be unduly prejudicial to the holders not taking part in such direction. The trustee may also take any other action it deems proper which is consistent with the holders’ direction. If an event of default or other default occurs and is continuing after any applicable notice and/or cure period, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the indentures) bring such judicial proceedings as the trustee shall deem appropriate or proper.

The indentures provide that no holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures for the appointment of a receiver or trustee for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of any series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•

for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under each indenture annually a statement as to performance or fulfillment of its obligations under the applicable indenture and as to any default in such performance or fulfillment.

Notices to holders of the debt securities will be provided to the address of the holders as they may appear in the security register.

We, and any agent of us or the trustee, will treat any person or entity in whose name securities are registered as the absolute owner of those debt securities (whether or not the debt securities may be overdue) for the purpose of making payments and for all other purpose respective of notice to the contrary.

CONCERNING THE TRUSTEE

U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, is the trustee under the indenture for our outstanding senior debt securities, as well as certain of our equipment trust agreements. We maintain banking relationships in the ordinary course of business with U.S. Bank Trust Company, National Association and its affiliates.

PLAN OF DISTRIBUTION

We may sell the debt securities directly to purchasers, through agents, underwriters, or dealers, or through a combination of any of these methods of sale.

We may distribute the debt securities from time to time in one or more transactions at:

•	fixed prices (which may be changed from time to time);

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Each prospectus supplement and pricing supplement, if any, will describe the method of distribution of the debt securities offered by that prospectus supplement and pricing supplement, if any.

We may designate agents to solicit offers to purchase the debt securities from time to time. The relevant prospectus supplement and pricing supplement, if any, will name the agents and any commissions we pay them. Unless otherwise indicated in the prospectus supplement and pricing supplement, if any, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

If we use any underwriters for the sale of any of the debt securities, we will enter into an underwriting agreement with them at the time of sale, and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement and pricing supplement, if any, that those underwriters will use to resell the debt securities.

If we use dealers for the sale of the debt securities, we will sell the debt securities to those dealers, as principal. The dealers may then resell the debt securities to the public at varying prices to be determined by them at the time of resale.

In connection with the sale of the debt securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the debt securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from us will be described in the prospectus supplement and pricing supplement, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

Some of the underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

Unless otherwise stated in a prospectus supplement and pricing supplement, if any, Mayer Brown LLP will pass on the validity of the debt securities offered by this prospectus.

EXPERTS

The consolidated financial statements of GATX Corporation appearing in GATX Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of GATX Corporation’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at http://www.sec.gov or on our website at www.gatx.com.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•

portions of the definitive Proxy Statement on Schedule 14A (excluding any portions that were not incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024); and

•	Current Report on Form 8-K filed on February 6, 2025.

We also incorporate by reference all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Investor Relations

GATX Corporation

233 South Wacker Drive

Chicago, Illinois 60606-7147

(312) 621-6200

ir@gatx.com

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC Registration fee	$	*
Printing fees		**
Legal fees and expenses		**
Trustee fees and expenses		**
Rating Agency fees		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Article II, Section 11 of the Company’s Amended and Restated By-Laws requires the Company to indemnify, to the fullest extent permitted by law, any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the Company or by the right of any other corporation or business entity of any kind, domestic or foreign, which any director or officer of the Company served in any capacity at the request of the Company), because he or she, or that person’s testator or intestate, was a director or officer of the Company (or served any other corporation or business entity of any kind, domestic or foreign, in any capacity at the request of the Company), against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and the Company shall pay, in advance of final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by such person in defending such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with provisions of applicable law, including Section 725(a) of the New York Business Corporation Law, as amended (the “NYBCL”).

Article II, Section 11 of the Company’s Amended and Restated By-Laws also provides that a person shall be presumed to be entitled to indemnification for any act or omission covered by the Company’s Amended and Restated By-Laws and that the Company shall bear the burden of proof of establishing that a person is not entitled to indemnification because of the failure to fulfill some requirement of New York law, the Company’s charter or the Amended and Restated By-Laws.

The Ninth Article of the Company’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the NYBCL, the Company’s directors shall have no personal liability to the Company or its stockholders for damages for any breach of duty in the directors’ capacity as such, except: (a) if a judgment or final adjudication adverse to such director establishes that his or her acts or omissions were in bad-faith or involved intentional misconduct or knowing violation of the law or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the NYBCL, or (b) for acts or omissions of such director prior to the adoption of the Ninth Article of the Company’s Restated Certificate of Incorporation.

Sections 721-726 of the NYBCL provide that a director or officer of a New York corporation who was or is a party or a threatened party to any threatened, pending or completed action, suit or proceeding (i) shall be entitled to indemnification by the corporation for all expenses of litigation when he is successful on the merits, (ii) may be indemnified by the corporation for judgments, fines, and amounts paid in settlement of, and reasonable expenses incurred in, litigation (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in or not opposed to the best interest of the corporation (and, in criminal proceedings, had no reasonable cause to believe that his conduct was unlawful), and (iii) may be indemnified by the corporation for amounts paid in settlement and reasonable expenses incurred in a derivative suit (i.e., a suit by a shareholder alleging a breach of a duty owed to the corporation by a director or officer) even if he is not successful on the merits, if he acted in good faith, for a purpose which he believed to be in, or not opposed to, the best interest of the corporation. However, no indemnification may be made in accordance with clause (iii) if he is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability and in view of all of the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above and the advancement of litigation expenses, may be made only upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel, or (iii) the shareholders that indemnification is proper because the applicable standard of conduct has been met. In addition, advancement of litigation expenses to a director or officer may only be made upon receipt of an undertaking by the director or officer to repay the expenses if it is ultimately determined that he is not entitled to be indemnified. The indemnification and advancement of expenses provided for by NYBCL Sections 721-726 are not deemed exclusive of any rights the indemnitee may have under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. When any action with respect to indemnification of directors is taken by amendment to the by-laws, resolution of directors, or agreement, the corporation must provide a notice of the action taken to its shareholders of record by the earlier of (i) the date of the next annual meeting or (ii) fifteen months after the date of the action taken.

In addition, the Company also maintains directors’ and officers’ liability insurance which purports to insure the Company against certain costs of indemnification which may be incurred by the Company pursuant to the foregoing provisions, and to insure directors and officers of the Company against certain liabilities incurred by them in the discharge of their function as such officers and directors, for which they may not be indemnified by the Company.

Item 16.	Exhibits

Exhibit Number

1.1	Form of Underwriting Agreement relating to the Debt Securities.*

4.1	Indenture, dated as of February 6, 2008, between the registrant and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee (Incorporated by reference to exhibit 4.12 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File number 1-2328)).

4.2	Form of Subordinated Indenture between the registrant and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee (Incorporated by reference to exhibit 4.2 to Form S-3 (333-145521) filed by the Registrant on August 17, 2007).

5.1	Opinion of Mayer Brown LLP as to the legality of the Debt Securities.

23.1	Consent of Ernst & Young LLP.

23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1 above).

Exhibit Number

24.1	Power of Attorney (appears on the signature page of this Registration Statement).

25.1	Form T-1, Statement of Eligibility of the Debt Trustee for the Indenture.

25.2	Form T-1, Statement of Eligibility of the Debt Trustee for the Subordinated Indenture.

107	Filing Fee Table.

*	To be filed as an exhibit to a post-effective amendment or a current report on Form 8-K.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on April 8, 2025.

GATX CORPORATION

By:	/s/ Robert C. Lyons
Robert C. Lyons

President and Chief Executive Officer

Each of the undersigned hereby constitutes and appoints Robert C. Lyons, Thomas A. Ellman and Brian L. Glassberg, and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her behalf and his or her name, place and stead, in any and all capacities, to sign, execute and file any amendment or amendments (including post-effective amendments) to this registration statement, and any registration statement or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits and any and all documents and supplementary information required to be filed with respect thereto, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2025.

Signature

/s/ Robert C. Lyons Robert C. Lyons	President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas A. Ellman Thomas A. Ellman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jennifer M. McManus Jennifer M. McManus	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Diane M. Aigotti Diane M. Aigotti	Director

/s/ Anne L. Arvia Anne L. Arvia	Director

/s/ Shelley J. Bausch Shelley J. Bausch	Director

/s/ John M. Holmes John M. Holmes	Director

/s/ James B. Ream James B. Ream	Director

/s/ Adam L. Stanley Adam L. Stanley	Director

/s/ David S. Sutherland David S. Sutherland	Director

/s/ Paul G. Yovovich Paul G. Yovovich	Director